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                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 50 to the Registration Statement (File Nos. 33-7638 and 811-4777) (the "Registration Statement") of MFS(R) Series Trust I (the "Trust"), of my opinion dated December 29, 2005, appearing in Post-Effective Amendment No. 47 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on December 29, 2005.


                                         CHRISTOPHER R. BOHANE
                                         ---------------------------------------
                                         Christopher R. Bohane
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
April 24, 2006